EXHIBIT 99.1

ANNEX F

PROXY CARD

TRISTAR ACQUISITION I CORP.

YOUR VOTE IS IMPORTANT

EXTRAORDINARY GENERAL MEETING IN LIEU OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS OF TRISTAR ACQUISITION I CORP.

The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice of Extraordinary General Meeting in lieu of Annual General Meeting of the Shareholders (the “Notice”) and the Proxy Statement/Prospectus (the “Proxy Statement”), and hereby appoints ___________ and ___________, and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting in lieu of Annual General Meeting of the Shareholders (the “Meeting”) of Tristar Acquisition I Corp., a Cayman Islands exempted company (“Tristar”) to be held virtually on ___________, 2024, at ___ a.m. Eastern Time, accessible at https://www.cstproxy.com/[_______], or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxies’ discretion on such other matters as may properly come before the Meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on _________, 2024, at ______ a.m. Eastern Time: The Notice, the accompanying Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available at https://www.cstproxy.com/[_______].___________

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS, IF PRESENTED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

(Continued and to be marked, dated and signed on reverse side)

1

[PRELIMINARY COPY — SUBJECT TO COMPLETION]

PROXY

TRISTAR ACQUISITION I CORP.

THE BOARD OF DIRECTORS OF TRISTAR ACQUISITION I CORP. RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 8.

(1)

Proposal 1 — The Business Combination Proposal — To consider and vote on a proposal, as an Ordinary Resolution, that the business combination agreement, dated as of November 12, 2023 (as amended by the First Amendment to the Business Combination Agreement, dated December 18, 2023, and as may be further amended, the “Business Combination Agreement”), by and among Tristar, Helport AI Limited, a British Virgin Islands business company (“Pubco”), Merger I Limited, a British Virgin Islands business company and a wholly-owned subsidiary of Pubco (the “First Merger Sub”), Merger II Limited, an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (the “Second Merger Sub”), Helport Limited, a British Virgin Islands business company (“Helport” or the “Company”), Navy Sail International Limited, a British Virgin Islands company, in the capacity as the representative from and after the Effective Time for the shareholders of Purchaser (other than the Company Shareholders as of immediately prior to the Effective Time and their successors and assignees) in accordance with the terms and conditions of the Business Combination Agreement (“Purchaser Representative”) and Extra Technology Limited, a British Virgin Islands business company, in the capacity as the representative from and after the Effective Time for the Company Shareholders as of immediately prior to the Effective Time in accordance with the terms and conditions of the Business Combination Agreement (“Seller Representative”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A and a copy of the First Amendment to the Business Combination Agreement is attached as Annex A-1, and the transactions contemplated therein, including the business combination whereby, one (1) business day prior to the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), (a) the First Merger Sub will merge with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly-owned subsidiary of Pubco and the outstanding securities of the Company being converted into the right to receive securities of Pubco; and (b) one (1) business day following the First Merger, the Second Merger Sub will merge with and into Tristar (the “Second Merger”, and together with the First Merger, the “Mergers”), with Tristar surviving the Second Merger as a wholly-owned subsidiary of Pubco and the outstanding securities of Tristar being converted into the right to receive securities of Pubco, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the applicable provisions of the BVI Act and the Cayman Companies Act, be and is hereby approved and authorized in all respects.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)

Proposal 2 — The Merger Proposal — To consider and vote upon a proposal, as a Special Resolution, that the Second Merger and the Cayman Plan of Merger in relation to the Second Merger in substantially the form attached to the accompanying proxy statement/prospectus as Annex C, and any and all transactions provided for in the Cayman Plan of Merger, including, without limitation, at the effective time of the Second Merger (the “Effective Time”) (a) the amendment and restatement of the Tristar’s memorandum and articles of association by deletion in their entirety and the substitution in their place of the second amended and restated memorandum and articles of association of Tristar (as the Surviving Entity) in the form attached as Annexure 2 to the Cayman Plan of Merger (the “Surviving Entity Articles”) and (b) the authorized share capital of Tristar shall be amended as follows: (i) every 10,000 Tristar Class A Ordinary Shares of a par value of US$0.0001 each shall be consolidated into one Tristar Class A Ordinary Share of a par value of US$1.00; (ii) every 10,000 Tristar Class B Ordinary Shares of a par value of US$0.0001 each shall be consolidated into one Class B Ordinary Share of a par value of US$1.00; (iii) every 10,000 Tristar Preference Shares of a par value of US$0.0001 each shall be consolidated into one Tristar Preference Share of a par value of US$1.00; (iv) all Tristar Class A Ordinary Shares, Tristar Class B Ordinary Shares and Tristar Preference Shares of a par value of US$1.00 each as consolidated shall be reclassified and redesignated as Ordinary Shares, such that following the reclassification and redesignation, the authorized share capital of Tristar shall be US$10,100 divided into 10,100 Ordinary Shares of a par value of US$1.00 each; and (v) the authorized share capital of Tristar shall then be increased to US$50,000 divided into 50,000 Ordinary Shares of a nominal value or par value of US$1.00 each by creation of 39,900 authorized but unissued Ordinary Shares of a par value of US$1.00 each,, with such rights, privileges and conditions as set out in the Surviving Entity Articles, be approved and authorized in all respects.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2

(3)

Proposal 3 — The Memorandum and Articles Proposal — To consider and vote upon a proposal, as a Special Resolution, assuming the Business Combination Proposal is approved, the adoption by Pubco of Pubco’s amended and restated memorandum and articles of association (the “Proposed Pubco Memorandum and Articles”), the form of which is attached to the accompanying proxy statement/prospectus as Annex B, be approved to take effect immediately prior to the consummation of the Business Combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)

Proposal 4 — The Organizational Documents Advisory Proposals — To consider and vote upon, separate and apart from the vote on the Memorandum and Articles Proposal, as an Ordinary Resolution, on an advisory and non-binding basis, that the five separate proposals with respect to certain governance provisions in the Proposed Pubco Memorandum and Articles to be adopted by Pubco be approved and authorized in all respects.

Organizational Documents Advisory Proposal 1

To approve and adopt, on a non-binding advisory basis, provisions to be included in Proposed Pubco Memorandum and Articles, which provides that a director may be removed with or without cause by resolution of the directors, by resolution of the shareholders passed at a meeting of shareholders for the purposes of removing the director or for purposes including the removal of the director, or by a written resolution passed by a least 75% of the shareholders.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Organizational Documents Advisory Proposal 2

To approve and adopt, on a non-binding advisory basis, provisions to be included in Proposed Pubco Memorandum and Articles providing that meetings of the shareholders may be convened by any director of the Company at such times and in such manner and places as the director considers necessary or desirable, or upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Organizational Documents Advisory Proposal 3

To approve and adopt, on a non-binding advisory basis, the exclusion of provisions from Proposed Pubco Memorandum and Articles relating to being a blank check company prior to the consummation of its initial business combination, including, for example, provisions pertaining to a trust account and time limits within which it must consummate an initial business combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3

Organizational Documents Advisory Proposal 4

To approve and adopt, on a non-binding advisory basis, provisions to be included in the Proposed Memorandum and Articles providing that that the directors may at any time appoint any person to be a director to fill a vacancy for a term not exceeding the term that remained when the person who has ceased to be a director ceased to hold office.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Organizational Documents Advisory Proposal 5

To approve and adopt, on a non-binding advisory basis, provisions to be included in the Proposed Memorandum and Articles providing that that Pubco is authorized to issue a maximum of 500,000,000 shares of a single class each with a par value of US$0.0001.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)

Proposal 5 — The Equity Incentive Plan Proposal — To approve, as an Ordinary Resolution, that the adoption by Pubco of the Pubco 2024 Equity Incentive Plan (the “Incentive Plan”) be approved and authorized in all respects.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(6)

Proposal 6 — The Director Election Proposal — To consider and vote upon a proposal, as an Ordinary Resolution, that, five (5) directors be elected to serve terms on Pubco’s board of directors effective at the Effective Time until the 2025 annual meeting of shareholders or until their respective successors are duly elected and qualified.

Name

Guanghai Li
Xiaoma (Sherman) Lu
Jun Ge
Xinyue (Jasmine) Geffner
Kia Hong Lim

☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name(s) of the nominee(s) on the line below_________________________.

4

(7)

Proposal 7 — The NYSE Proposal — To consider and vote upon a proposal, as an Ordinary Resolution, for the purposes of complying with the applicable listing rules of NYSE, the issuance by Pubco of more than 20% of Pubco’s issued and outstanding ordinary shares to shareholders of Helport in connection with the Business Combination, which issuance may result in any investor acquiring such shares owning more than an aggregate of 20% of Pubco’s outstanding ordinary shares, or more than 20% of the voting power of Pubco, which could constitute a “change of control” under NYSE rules be approved and authorized in all respects.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(8)

Proposal 8 — The Adjournment Proposal — To consider and vote upon a proposal, as an Ordinary Resolution, that the Meeting be adjourned to a later date or dates, if necessary or desirable, at the determination of the Tristar Board.

☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature _________________	Signature _________________	Date _________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.

5